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                                   Scios Inc.
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
                               [SCIOS LETTERHEAD]

CONTACT:

Wendy Carhart
Scios Inc.
408/616-8325

FOR IMMEDIATE RELEASE:

                  SCIOS TO PRESENT p38 KINASE INHIBITOR PROGRAM
              AS EXAMPLE OF NEXT GENERATION ANTI-INFLAMMATORY AGENT

SUNNYVALE, CA, January 25, 2000 - Scios Inc. (NASDAQ: SCIO) announced today that Dr. George Schreiner, Vice President of Cardiorenal Research, will present details of Scios' p38 kinase inhibitor program this week at the SMi Pharmaceutical Conference "Advances in Anti Arthritic Agents." In his presentation, Dr. Schreiner will describe the p38 kinase inhibitor program, as an example of the next generation of anti-inflammatory drugs targeting rheumatoid arthritis and other autoimmune diseases.

Scios plans to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration during 2000, and begin Phase I clinical trials in rheumatoid arthritis during the second half of 2000. Scios has developed highly potent and orally active small molecule inhibitors of p38 kinase that block the synthesis and action of Tumor Necrosis Factor (TNF). An inhibitor of TNF in pill form should permit the effective treatment of rheumatoid arthritis with a convenient and tolerable form of administration.

Dr. Schreiner noted that "Revolutionary changes in the treatment of rheumatoid arthritis have taken place with the ability to lower TNF through injectable proteins. Scios is developing small molecules that may have the same clinical benefits in reducing the symptoms and progression of this disease, with the ease of taking a pill once or twice a day. The Arthritis Foundation estimates that
2.1 million Americans suffer from rheumatoid arthritis."

                                   -- more --

                                                                January 25, 2000
                                                                     Page 2 of 2

Scios Inc.

Scios is a biopharmaceutical company engaged in the discovery, development, and commercialization of novel human therapeutics. Scios has commercial or research and development relationships with Chiron Corporation, The DuPont Pharmaceuticals Company, Eli Lilly and Company, GenVec Inc., Kaken Pharmaceutical Co., Ltd., and Novo Nordisk A/S of Denmark. Scios' Psychiatric Sales and Marketing Division successfully markets seven psychiatric products, including co-promotion arrangements with Janssen Pharmaceutica's Risperdal(R) (risperidone) and SmithKline Beecham's Paxil(R) (paroxetine hydrochloride). Additional information on Scios is available at its web site located at www.sciosinc.com and in the Company's various filings with the Securities and Exchange Commission.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, and include the risk of timely and successful completion of the p38 kinase inhibitor program, the risks associated with development and commercialization of the Company's products, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1998 and subsequent reports on Form 10-Q.

                                   -- end --